WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


^WPC^^^^^^^^^7h^^n
	^^^g^^d^S^^^-^i6^^^cu^qm^^IR'^B^@^^^q^vDt^^^)^^v5x^^^6^^$^^;^^%^^y^Y^Q^^W]EoR59^2^^^^^^^]^^^q^^Gd^]{^R^^^^^^^^^F
^#G;^^i>|^^eO;^^^^)^:6^^^d^iN.jz<Q^"k?*^^^^Z^^^^^^^^^6^^^M^4^^8^^@k^^^^3^^^^^^^^7^2^)^
